                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                              [X]
Filed by a Party other than the Registrant           [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                          C.H. ROBINSON WORLDWIDE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ______________________________________________________________

     2)   Aggregate number of securities to which transaction applies:__________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ______________________________________________________________

     4)   Proposed maximum aggregate value of transaction: _____________________

     5)   Total fee paid: _______________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid: _________________________

     2)   Form, Schedule or Registration Statement No.: ________________________

     3)   Filing Party: ______________________________

     4)   Date Filed: ________________________________

                         C.H. ROBINSON WORLDWIDE, INC.
                              8100 Mitchell Road
                         Eden Prairie, Minnesota 55344

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  May 4, 1999

TO THE STOCKHOLDERS OF C.H. ROBINSON WORLDWIDE, INC.:

   Notice is hereby given that the Annual Meeting of Stockholders of C.H. Robinson Worldwide, Inc. (the "Company") will be held on Tuesday, May 4, 1999 at 9:00 a.m., local time, at the executive offices of the Company located at 8100 Mitchell Road, Eden Prairie, Minnesota, for the following purposes:


  1. To elect three directors to serve for three-year terms or until their respective successors are elected and qualified;

  2. To ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1999; and

  3. To transact such other business as may properly come before the meeting or any adjournment thereof.

   Only holders of record of the Company's Common Stock as of the close of business on March 12, 1999 are entitled to notice of and to vote at the meeting and any adjournment thereof.

   You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope, which needs no postage if mailed in the United States. Alternatively, you may wish to submit your proxy by touch-tone phone as indicated on the proxy. If you later desire to revoke your proxy, you may do so at any time before it is exercised.

                                          By Order of the Board of Directors

                                          /s/ Owen P. Gleason

                                          Owen P. Gleason
                                          Secretary

March 31, 1999

                         C.H. ROBINSON WORLDWIDE, INC.
                              8100 Mitchell Road
                         Eden Prairie, Minnesota 55344

                               ----------------

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

                                  May 4, 1999

   This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of C.H. Robinson Worldwide, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, May 4, 1999, at 9:00 a.m., local time, at the executive offices of the Company located at 8100 Mitchell Road, Eden Prairie, Minnesota, and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement and the form of proxy enclosed are being mailed to stockholders with the Company's Annual Report to Stockholders commencing on or about March 31, 1999.

   Only stockholders of record of the Common Stock, par value $0.10 per share, of the Company (the "Common Stock") at the close of business on March 12, 1999 will be entitled to vote at the Annual Meeting. As of that date, approximately 41,187,000 shares of Common Stock were outstanding, each share being entitled to one vote. There is no cumulative voting. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. If, however, a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote thereat, present in person or represented by proxy, will have the power to adjourn the Annual Meeting, without notice other than announcement at the Annual Meeting, until a quorum shall be present or represented.

   Shares of the Company's Common Stock represented by proxies in the accompanying form, which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted in the manner directed by a stockholder. If no direction is given, the proxy will be voted FOR the election of the nominees for director named in this Proxy Statement and FOR ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants. A stockholder may revoke a proxy at any time prior to its exercise by giving to an officer of the Company a written notice of revocation of the proxy's authority, by submitting a duly executed proxy bearing a later date or by delivering a written revocation at the Annual Meeting.

   If a stockholder returns a proxy withholding authority to vote the proxy with respect to a nominee for director, then the shares of the Common Stock covered by such proxy shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such nominee, but shall not be deemed to have been voted for such nominee. If a stockholder abstains from voting as to any matter, then the shares held by such stockholder shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. If a broker returns a "non-vote" proxy, indicating a lack of authority to vote on such matter, then the shares covered by such non-vote shall be deemed present at the Annual Meeting for purposes of determining a quorum but shall not be deemed to be present and entitled to vote at the Annual Meeting for purposes of calculating the vote with respect to such matter.

   The Company did not receive written notice of any stockholder proposal prior to February 4, 1999 as required by the Company's Bylaws, and as of the date of this Proxy Statement, the Board of Directors of the Company knows of no business that will be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will vote the proxies in accordance with their best judgment.

                      PROPOSAL ONE: ELECTION OF DIRECTORS

   The Board of Directors of the Company is composed of seven members divided into three classes. The members of each class are elected to serve three-year terms with the term of office of each class ending in successive years. Looe Baker III, Robert Ezrilov and Owen P. Gleason are the directors in the class whose term expires at the Annual Meeting. The Board of Directors has nominated Messrs. Baker, Ezrilov and Gleason for election to the Board of Directors at the Annual Meeting for terms of three years, and each has indicated a willingness to serve. The other directors of the Company will continue in office for their existing terms. Gerald A. Schwalbach and Dale S. Hanson serve in the class whose term expires in 2000, and D.R. Verdoorn and Barry W. Butzow serve in the class whose term expires in 2001. Upon the expiration of the term of a class of directors, directors in such class will be elected for three-year terms at the annual meeting of stockholders in the year in which such term expires. The affirmative vote of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting is necessary to elect the nominees for director.

   The persons named as proxies in the enclosed form of proxy will vote the proxies received by them for the election of Messrs. Baker, Ezrilov and Gleason, unless otherwise directed. In the event that any nominee becomes unavailable for election at the Annual Meeting, the persons named as proxies in the enclosed form of proxy may vote for a substitute nominee in their discretion as recommended by the Board of Directors.

   Information concerning the incumbent directors is set forth below.

 Looe Baker III                Looe Baker III, 49 years old, has been a director since
 (Nominee with new term        1984. He is currently the President of Brisan Ingredients,
 expiring in 2002)             Inc., a company engaged in sourcing, brokerage and sales of food ingredients to food manufacturers. From 1979 to May
                               1998, Mr. Baker was a Vice President of the Company. Mr.
                               Baker began his career with the Company in 1971. Mr. Baker has served on the Board of Directors for the Produce
                               Marketing Association and Orval Kent Holding Co. He holds a
                               Bachelor of Science degree from Drake University.

 Robert Ezrilov                Robert Ezrilov, 54 years old, has been a director of the
 (Nominee with new term        Company since 1995. He is currently the President of
 expiring in 2002)             Metacom, Inc., a company that sells prerecorded music on
                               interactive displays. From April 1995 to July 1997, Mr.
                               Ezrilov was self-employed as a business consultant. Prior to that, he was a partner with Arthur Andersen LLP, which he
                               joined in 1966 subsequent to his obtaining a BSB degree at the University of Minnesota. Mr. Ezrilov also serves on the
                               Board of Directors of Zomax Optical Media, Inc. (a turnkey provider of CDs and cassettes), and as an advisory board
                               member to Holiday Companies (a group of related companies
                               engaged in retailing and wholesaling grocery, general
                               merchandise and petroleum products) and L&M Radiator (a
                               replaceable core radiator manufacturer).

 Owen P. Gleason               Owen P. Gleason, 47 years old, has been Vice President and
 (Nominee with new term        General Counsel of the Company since 1990 and served as
 expiring in 2002)             corporate counsel since 1978. Mr. Gleason has been a
                               director since 1986. Mr. Gleason holds a law degree from
                               Oklahoma City University and a Bachelor's Degree from Ripon
                               College.

 Gerald A. Schwalbach          Gerald A. Schwalbach, 54 years old, has been a
 (Term expires in 2000)        director of the Company since 1997. He is
                               currently an officer and director of Two S
                               Properties, Inc. and Superior Storage I, LLC,
                               both of which are engaged in the business of
                               operating self-storage and office warehouses.
                               From 1985 to June 1996, Mr. Schwalbach served as
                               Executive Vice President of Jacobs Management,
                               Inc., a management corporation, and from 1996 to
                               March 1997, as Executive Vice President of IMR
                               General, Inc., an affiliate of Jacobs
                               Management, Inc. Prior to joining Jacobs
                               Management, Inc., Mr. Schwalbach was a tax
                               partner with Arthur Andersen LLP. Since 1988, he
                               has been a director of Delta Beverage Group,
                               Inc., a beverage bottler and distributor. He
                               graduated from Mankato State University in 1966
                               with a Bachelor of Science degree.

 Dale S. Hanson                Dale S. Hanson, 60 years old, has been a
 (Term expires in 2000)        director of the Company since 1988. In June
                               1998, Mr. Hanson retired as Vice President,
                               Finance and Chief Financial Officer of the
                               Company. Prior to joining the Company in 1990,
                               Mr. Hanson held various executive positions with
                               First Bank System, Inc. (now U.S. Bancorp),
                               including Executive Vice President of First Bank
                               System, Inc., President of FBS Merchant Banking
                               Group and President of First Bank of St. Paul.
                               Mr. Hanson holds a Bachelor of Arts degree from
                               Carleton College.

 D.R. Verdoorn                 D.R. Verdoorn, 60 years old, has been the
 (Term expires in 2001)        President and Chief Executive Officer of the
                               Company and its predecessor since 1977 and a
                               director since 1975. In 1998, Mr. Verdoorn was
                               also named Chairman of the Board. He has been
                               with the Company since 1963. He has served on
                               the Boards of Directors for United Fresh Fruit
                               and Vegetable Association and the Produce
                               Marketing Association. Mr. Verdoorn attended
                               Central College in Pella, Iowa.

 Barry W. Butzow               Barry W. Butzow, 52 years old, has been a
 (Term expires in 2001)        director since 1986. Mr. Butzow has been a Vice
                               President of the Company since 1984 and during
                               1998 was named a Senior Vice President in the
                               newly formed Office of the President. He began
                               employment with the Company in 1969. He holds a
                               Bachelor of Arts degree from Moorhead State
                               University.

   The Board of Directors recommends a vote FOR the election of Messrs. Baker, Ezrilov and Gleason as directors of the Company.

Meetings and Committees of the Board of Directors

   During 1998, the Board of Directors held six meetings. Each director holding office during the year attended at least 75% of the total number of meetings of the Board of Directors (held during the period for which he has been a director) and committees of the Board on which he served. The Board of Directors has an Audit Committee and a Compensation Committee, which are described below. The Company does not have a Nominating Committee.

   The Board of Directors has an Audit Committee comprised of Messrs. Ezrilov, Schwalbach and Hanson. The Audit Committee is responsible for nominating the Company's independent public accountants for approval by the Board of Directors, reviewing the scope, results and costs of the audit with the Company's independent accountants and reviewing the Company's significant accounting policies and internal controls. The Audit Committee held three meetings during 1998.

   The Board of Directors has a Compensation Committee that until the closing of the Company's initial public offering was comprised of Messrs. Verdoorn, Ezrilov and Schwalbach, and since the closing has been comprised of Messrs. Ezrilov and Schwalbach. The Compensation Committee is responsible for determining the compensation and benefits for the executive officers of the Company and for administering the Company's stock plans. The Compensation Committee held two meeting during 1998.

Compensation of Directors

   During 1998, each non-employee director of the Company received $1,500 for each meeting of the Board of Directors and $750 for each committee meeting attended, and an annual retainer of $6,000. Pursuant to the Company's Directors' Stock Plan, the Company may pay such fees in Common Stock. The Company also reimburses non-employee directors for expenses incurred in attending Board meetings.

   Directors who are also employees of the Company are not separately compensated for any services provided as a director.

                            EXECUTIVE COMPENSATION

   The following table sets forth all compensation awarded to, earned by or paid for services rendered to the Company in all capacities during the years ended December 31, 1998, 1997 and 1996, by the Company's Chief Executive Officer and the four other most highly compensated executive officers.

                          Summary Compensation Table

                                                   Long-Term Compensation
                            Annual Compensation            Awards
                         ------------------------- -----------------------
                                                    Restricted  Securities
                         Fiscal                       Stock     Underlying    All Other
                          Year  Salary(1) Bonus(2) Awards($)(3) Options(#) Compensation(4)
                         ------ --------- -------- ------------ ---------- ---------------
D.R. Verdoorn...........  1998  $173,140  $345,000   $    -0-        -0-       $12,800
 Chairman of the Board,   1997   166,132   332,891    238,602     13,109           -0-
  President and Chief     1996   164,276   271,452    197,271        -0-           -0-
  Executive Officer

Barry W. Butzow.........  1998  $102,106  $290,000   $    -0-        -0-       $12,800
 Senior Vice President    1997    99,599   227,891     79,534     13,109        12,800
                          1996    98,823   179,839     65,757        -0-        12,800

Gregory D. Goven........  1998  $100,050  $280,000   $    -0-        -0-       $12,800
 Senior Vice President    1997    98,400   216,836     69,592     13,109        12,800
                          1996    97,924   164,839     57,535        -0-        12,800

Joseph J. Mulvehill.....  1998  $ 38,764  $332,756   $    -0-        -0-       $12,800
 Vice President,          1997    37,924   276,984     16,439      4,000        12,800
  International           1996    37,924   179,918     13,693        -0-        12,800

Robert S. Ingram........  1998  $218,691  $ 85,000   $    -0-        -0-       $12,800
 Vice President,          1997   213,764    66,836     24,657     13,109        12,800
  Transportation          1996   213,417    37,151     27,405        -0-        12,800

--------
(1) Base salary plus amount paid as an automobile allowance.

(2) The Company pays bonuses to executives when both the Company achieves certain corporate performance objectives and the particular executive achieves certain objectives established on an annual basis.

(3) In 1997, the Company awarded 282,086 restricted shares to 57 employees, including 13 executive officers, pursuant to the Company's Central Office Management Incentive Program ("COMIP"), Profit Center Incentive Program ("PCIP"), and Employee Incentive Program. These grants pertained to fiscal 1996 compensation. Prior to the Company's initial public offering in October 1997, 87 employees (including the named executive officers) held an aggregate of 5,968,901 restricted shares under the three programs, all of which were sold in the Company's initial public offering. Prior to the closing of the offering, all restrictions were removed. Upon the closing of the offering, the Employee Incentive Program was terminated, and the COMIP and PCIP were modified to provide that participants for fiscal 1997 would receive an equivalent amount of cash rather than restricted shares. The fiscal 1997 amounts were paid in cash to participants in March 1998, and the COMIP and PCIP were subsequently terminated.

(4) Contributions to the Robinson Companies Retirement and Savings Plan.

Stock Options

   No stock options were granted to the executive officers named in the Summary Compensation Table above during the year ended December 31, 1998. The following table summarizes the value of all options held by such persons at December 31, 1998. No options held by such executive officers were exercised during the 1998 fiscal year.

             Aggregated Value of Options Held at December 31, 1998

                               Number of Unexercised     Value of Unexercised
                                  Options Held at      In-the-Money Options Held
                                 December 31, 1998(1)    at December 31, 1998(2)
                             ------------------------- -------------------------
Name                         Exercisable Unexercisable Exercisable Unexercisable
----                         ----------- ------------- ----------- -------------
D.R. Verdoorn...............     -0-        13,109        $-0-       $104,059
Barry W. Butzow.............     -0-        13,109        $-0-       $104,059
Gregory D. Goven............     -0-        13,109        $-0-       $104,059
Robert S. Ingram............     -0-        13,109        $-0-       $104,059
Joseph J. Mulvehill.........     -0-         4,000        $-0-       $ 31,750

--------
(1) The options shown in this table are all incentive stock options granted on October 15, 1997 pursuant to the Company's 1997 Omnibus Stock Plan (the "Stock Incentive Plan"). The options have 10-year terms and become exercisable in four equal cumulative annual installments beginning on October 15, 1999.

(2) "Value" has been determined based on the difference between the last sale price of the Company's Common Stock as reported by The Nasdaq National Market on December 31, 1998 ($25.938) and the $18.00 per share option exercise price, multiplied by the number of shares subject to the in-the-money options.

   COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   Prior to the Company's initial public offering, the Compensation Committee of the Board of Directors (the "Compensation Committee") consisted of Messrs. Verdoorn, Ezrilov and Schwalbach. Since the closing of the offering, the Compensation Committee has consisted entirely of independent directors. The Compensation Committee is responsible for determining the compensation and benefits of the executive officers of the Company. The Compensation Committee also administers the Company's stock plans, including the Stock Incentive Plan.

Objectives and Philosophy

   The Compensation Committee has adopted a compensation philosophy intended to achieve the following basic goals: (i) provide a level of total compensation necessary to attract high quality executives; (ii) provide incentive compensation based on the alignment of corporate performance objectives and the interests of the stockholders to achieve further Company growth; (iii) emphasize team performance; (iv) balance incentive compensation to achieve both short-term and long-term results; and (v) encourage executives to make long-term career commitments to the Company and its stockholders through the Company's compensation programs.

   The Compensation Committee reviews market data and assesses the Company's competitive position in each of the three primary components of executive compensation: base salary, annual bonus and long-term incentive compensation. The following descriptions of the primary components of compensation contain additional detail regarding the Committee's objectives and philosophy. The Compensation Committee does not allocate a fixed percentage to each of the three components. Compensation decisions regarding individual executives may also be based on factors such as individual performance, level of responsibility, unique skills of the executive and demands of the position.

Components of Compensation

   Base salary. Annual base salary is designed to compensate executives for sustained performance and is intended to provide a minimum guaranteed compensation. In 1998, base salary levels and annual increases for executive officers were determined based on an evaluation of the responsibilities of the position held and the experience of the particular individuals. The Committee believes that a significant percentage of total compensation should be variable and incentive based.

   Bonus compensation. Prior to the Company's initial public offering, executives had been awarded restricted stock under the Company's Central Office Management Incentive Program ("COMIP"), and selected managers of larger Company profit centers had been awarded restricted stock under the Company's Profit Center Incentive Program ("PCIP"), without any additional payment, the amount of which depended upon the achievement of certain growth objectives for the Company. Participants in the COMIP and PCIP and their percentage participation were selected prior to the beginning of a fiscal year for participation for the next three fiscal years. A pool, based on growth in net profits before taxes and profit sharing, with certain other adjustments, over the prior year, was established for each year for each program. Each participant had a percentage participation in the respective pool, and the value of each pool, as of the end of a year, was paid out in Common Stock in the following year to participants in the respective pool, based on the book value of the Common Stock at year end and their relative participations. Under the Company's Employee Incentive Program, Common Stock had also been awarded to key employees, without any additional payment. Upon the closing of the initial public offering, the Employee Incentive Program was terminated, and the COMIP and PCIP were modified to provide that participants for fiscal 1997 would receive cash rather than restricted shares. The fiscal 1997 amounts were paid in cash to participants in March 1998. The COMIP and PCIP were discontinued for fiscal 1998.

   The Company's Operational Executive Compensation Plan ("OECP") pays cash bonuses to executives (including the named executives) when both the Company achieves certain corporate performance objectives and the particular executive achieves certain objectives established on an annual basis. The amount available for such bonuses increases in relation to the extent to which such objectives are exceeded. The bonus column of the Summary Compensation Table above contains the annual incentive payments for 1998 for the Chief Executive Officer and each of the other named executive officers.

   Long-Term Incentive Compensation. Pursuant to the Stock Incentive Plan, officers, other employees, consultants and eligible independent contractors of the Company may receive options to purchase Common Stock. The Stock Incentive Plan provides for the grant of both incentive stock options intended to qualify for preferential tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options that do not qualify for such treatment. The Stock Incentive Plan also permits grants of stock appreciation rights, restricted stock and restricted stock unit awards, performance awards, dividend equivalents and other stock grants or other stock-based awards.

   The Compensation Committee administers the Stock Incentive Plan and approves awards thereunder. A total of 2,000,000 shares of Common Stock has been reserved for issuance under the Stock Incentive Plan. In determining the persons to whom options and awards may be granted and the number of shares subject to each, the Committee may take into account the nature of services rendered by the respective employees or consultants, their present and potential contributions to the success of the Company, and such other factors as the Committee in its discretion may deem relevant. Non-employee directors may be granted a nonqualified stock option to purchase shares of Common Stock on an annual basis.

   The Board of Directors may amend or discontinue the Stock Incentive Plan at any time. The Committee may not alter or impair any award granted under the Stock Incentive Plan without the consent of the holder of the award except as otherwise provided in the Stock Incentive Plan or any award agreement. The Stock Incentive Plan will expire in 2007.

   No stock options were granted to the executive officers named in the Summary Compensation Table above during 1998.

Chief Executive Officer Performance Evaluation and Compensation

   The determination of the Chief Executive Officer's base salary, bonus and long-term incentive compensation for fiscal 1998 followed the policies set forth above for all executives' compensation. The Compensation Committee annually conducts a separate performance evaluation in determining Mr. Verdoorn's compensation.

   Mr. Verdoorn became President and Chief Executive Officer in 1977. His compensation for 1996-1998 is shown in the Summary Compensation Table above. During 1998, Mr. Verdoorn's base salary was increased 4.2% over 1997 to $173,140. Mr. Verdoorn received a cash bonus pursuant to the Company's OECP in the amount of $345,000 in recognition of favorable corporate performance and individual performance. In the Compensation Committee's judgment, these cash awards reflect Mr. Verdoorn's significant contributions to the Company's success through his vision, leadership and long-term dedication.

Compensation Limitations

   Section 162(m) of the Code generally limits the corporate deduction for compensation paid to executive officers to $1.0 million, unless the compensation qualifies as "performance-based compensation" under the Code. The Committee has reviewed the potential consequences for the Company of Section 162(m) and believes that this provision did not affect the deductibility of compensation paid to the Company's executive officers in 1998, and is currently expected to have no impact in 1999. The Committee will continue to monitor this matter and may propose changes to the executive compensation program if warranted.

                                          Robert Ezrilov
                                          Gerald A. Schwalbach

                                          Members of the Compensation
                                           Committee

Compensation Committee Interlocks and Insider Participation

   The members of the Compensation Committee are Robert Ezrilov and Gerald A. Schwalbach. No executive officer of the Company served as a member of the Compensation Committee or as a director of any other entity, one of whose executive officers served on the Compensation Committee or as a director of the Company.

                               PERFORMANCE GRAPH

   The following graph shows a comparison of cumulative total returns for the Company's Common Stock, the Standard & Poor's 500 Composite Stock Index and the Nasdaq Trucking & Transportation Index through December 31, 1998, assuming the investment of $100 on October 15, 1997 (the date the Common Stock began trading) and the reinvestment of dividends.

                              [Performance Graph]

                                                      10/15/97 12/31/97 12/31/98
                                                      -------- -------- --------
C.H. Robinson Worldwide, Inc.........................   $100     $125     $146
Standard & Poor's 500 Composite Stock Index..........    100      103      132
Nasdaq Trucking & Transportation Index...............    100       96       86

                             CERTAIN TRANSACTIONS

   In July 1998, the Company sold certain assets valued at $64,488, representing the assets of the Company's ingredients business located at two Company branches, to Brisan Ingredients, Inc., a company engaged in sourcing, brokerage and sales of food ingredients to food manufacturers. Looe Baker III, the founder and President of Brisan Ingredients, Inc., has been a director of the Company since 1984, and from 1979 to May 1998, was a Vice President of the Company.

   Other than as described in this Proxy Statement, no director or executive officer of the Company was indebted to the Company during the year ended December 31, 1998 for any amount in excess of $60,000, and there were no related party transactions among the Company and its executive officers, directors and the holders of more than 5% of the outstanding shares of Common Stock.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                AND MANAGEMENT

   The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of January 31, 1999 by (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each director, nominee and executive officer of the Company named in the Summary Compensation Table under the heading "Executive Compensation" above and (iii) all directors and executive officers of the Company as a group. Unless otherwise noted, the stockholders listed in the table have sole voting and investment powers with respect to the shares of Common Stock owned by them.

                                         Number of Shares      Percentage of
                                      Beneficially Owned (1) Outstanding Shares
                                      ---------------------- ------------------
D.R. Verdoorn(2)....................        3,249,312                7.9%
Looe Baker III(3)...................        1,732,698                4.2
Barry W. Butzow(4)..................          775,156                1.9
Dale S. Hanson(5)...................          678,242                1.7
Gregory D. Goven(6).................          565,454                1.4
Owen P. Gleason(7)..................          492,964                1.2
Joseph J. Mulvehill.................          265,106                 *
Robert Ezrilov......................           55,740                 *
Robert S. Ingram....................           45,072                 *
Gerald A. Schwalbach................           25,740                 *
All executive officers and directors
 as a group (17 persons)............        8,511,990               20.7

--------
 *  Less than 1%
(1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission (the "Commission"), and includes generally voting power and/or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of January 31, 1999 ("Currently Exercisable Options") are deemed outstanding for computing the percentage beneficially owned by the person holding such options but are not deemed outstanding for computing the percentage beneficially owned by any other person.
(2) Mr. Verdoorn's address is 8100 Mitchell Road, Eden Prairie, Minnesota 55344. Includes 500,478 shares owned by Mr. Verdoorn's spouse, 16,000 shares owned through a Verdoorn family foundation, and 654,757 shares owned by trusts over which he exercises voting and investment power.
(3) Includes 375,300 shares owned by Mr. Baker's spouse and 360,000 shares owned by trusts over which he exercises voting and investment power.

(4) Includes 1,000 shares owned by Mr. Butzow's spouse.
(5) Includes 13,000 shares owned by Mr. Hanson's spouse. Mr. Hanson also has sole voting and investment power with respect to 70,000 shares held by a family partnership.
(6) Includes 53,589 shares owned by Mr. Goven's spouse and a child living at home, and 154,000 shares owned by a trust over which he exercises voting and investment power.
(7) Includes 51,414 shares owned by Mr. Gleason's spouse and children, and 150,000 shares owned by a trust over which he exercises voting and investment power.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Commission. Such executive officers, directors and greater than 10% beneficial owners are required by the regulations of the Commission to furnish the Company with copies of all
Section 16(a) reports they file.

   Based solely on a review of the copies of such reports furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers and directors and greater than 10% beneficial owners were complied with, except that an initial statement of beneficial ownership on Form 3 was not timely filed for Joseph J. Mulvehill upon his appointment as an executive officer.

           PROPOSAL TWO: SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

   The Board of Directors has selected Arthur Andersen LLP as independent public accountants for the Company for the fiscal year ending December 31, 1999. A proposal to ratify the appointment of Arthur Andersen LLP will be presented at the Annual Meeting. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to answer appropriate questions from stockholders. If the appointment of Arthur Andersen LLP is not ratified by the stockholders, the Board of Directors is not obligated to appoint other accountants, but the Board of Directors will give consideration to such unfavorable vote.

   The Board of Directors recommends a vote FOR ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants.

                            SOLICITATION OF PROXIES

   The Company is paying the costs of solicitation, including the cost of preparing and mailing this Proxy Statement. Proxies are being solicited primarily by mail, but in addition, the solicitation by mail may be followed by solicitation in person, or by telephone or facsimile, by regular employees of the Company without additional compensation. The Company will reimburse brokers, banks and other custodians and nominees for their reasonable out-of-pocket expenses incurred in sending proxy materials to the Company's stockholders.

              SUBMITTING PROXIES AND VOTING INSTRUCTIONS BY PHONE

   If you are a registered stockholder (you hold your stock in your own name), you may submit a proxy by touch-tone telephone. If you are a beneficial stockholder (you hold your shares through a nominee, such as a broker), your nominee can advise you whether you will be able to submit voting instructions by telephone. Some nominees participate in the telephone voting programs provided by ADP Investor Communication Services.

Procedures to submit proxies or voting instructions by telephone are designed to authenticate stockholder identities, to allow stockholders to submit their proxies or voting instructions and to confirm that such proxies or voting instructions have been properly recorded.

   If you are a registered stockholder, you may submit your proxy by touch-tone telephone by calling 1-800-240-6326 in the United States and following the directions provided. Proxies must be received by the deadline set forth on the proxy card you receive. The giving of such proxy will not affect the right to vote in person, should you decide to attend the Annual Meeting.

                     PROPOSALS FOR THE 2000 ANNUAL MEETING

   Pursuant to federal securities laws, any proposal by a stockholder to be presented at the 2000 Annual Meeting of Stockholders and to be included in the Company's proxy statement must be received at the Company's executive offices, 8100 Mitchell Road, Eden Prairie, Minnesota 55344, no later than the close of business on December 2, 1999. Proposals should be sent to the attention of the Secretary. Pursuant to the Company's Bylaws, in order for business to be properly brought before the 2000 Annual Meeting of Stockholders by a stockholder, the stockholder must give written notice of such stockholder's intent to bring a matter before the annual meeting no later than February 4, 2000. Each such notice should be sent to the attention of the Secretary, and must set forth certain information with respect to the stockholder who intends to bring such matter before the meeting and the business desired to be conducted, as set forth in greater detail in the Company's Bylaws. The Company intends to exercise its discretionary authority with respect to any matter not properly presented by such date.

                                    GENERAL

   The Company's Annual Report for the fiscal year ended December 31, 1998 is being mailed to stockholders together with this Proxy Statement. The Annual Report is not to be considered part of the soliciting materials.

   The information set forth in this Proxy Statement under the caption "Compensation Committee Report on Executive Compensation" and "Performance Graph" shall not be deemed to be (i) incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that in any such filing the Company expressly so incorporates such information by reference, and (ii) "soliciting material" or to be "filed" with the SEC.

                                          By Order of the Board of Directors

                                          /s/ Owen P. Gleason

                                          Owen P. Gleason
                                          Secretary

March 31, 1999

                    [LOGO OF C.H. ROBINSON APPEARS HERE]

--------------------------------------------------------------------------------

                                C.H. ROBINSON
                               WORLDWIDE, INC.
                                ANNUAL MEETING

                        C.H. Robinson Worldwide, Inc.
                              8100 Mitchell Road
                        Eden Prairie, Minnesota 55344

                                 MAY 4, 1999
                                  9:00 a.m.
                            Central Standard Time



                             Please detach here

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                                                            -------------
There are two ways to vote your Proxy                         COMPANY #
                                                              CONTROL #
                                                            -------------

Your telephone vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.


VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

 . Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. . You will be prompted to enter your 3-digit Company Number and your 7-digit
  Control Number which is located above.
 . Follow the simple instructions the Voice provides you.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided.

           IF YOU VOTE BY PHONE, PLEASE DO NOT MAIL YOUR PROXY CARD

                             Please detach here

--------------------------------------------------------------------------------


Unless you indicate otherwise, this proxy will be voted in accordance with the Board of Directors' recommendations.

1. Election of directors.   [_] FOR all nominees        [_] WITHHOLD AUTHORITY
                                listed below(except         to vote for all
                                as marked to the            nominees listed
                                contrary below)             below

                        01 Looe Baker III  02 Robert Ezrilov
                        03 Owen P. Gleason

(INSTRUCTION: To withhold authority to vote for one or more individual nominees, write the number(s) of the nominee(s) in the box provided to the right.)

2. Ratification of Selection of Arthur Andersen LLP as Independent Accountants.

                        [_] FOR [_] AGAINST [_] ABSTAIN

3. In their discretion, consider and act upon such other matters as may properlycome before the meeting or any adjournments thereof.

   Address Change? Mark box  [_]
   Indicate changes below:


Signature(s)                                                               DATE
                        This Proxy Card must be Signed
                        Exactly as Name Appears hereon

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------


C.H. ROBINSON WORLDWIDE, INC.
8100 MITCHELL ROAD
EDEN PRAIRIE, MINNESOTA 55344

          This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints D.R. Verdoorn, John P. Wiehoff and Owen P. Gleason, or any of them, with full power of substitution to each, as attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders of C.H. Robinson Worldwide, Inc. to be held in the corporate offices of C.H. Robinson Worldwide, Inc., 8100 Mitchell Road, Eden Prairie, Minnesota on the 4th day of May, 1999 at 9:00 a.m. C.S.T. and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned may be entitled to vote at said meeting as directed below with respect to the proposals as set forth in the Proxy Statement, and in their discretion upon any other matters that may properly come before said meeting.

This Proxy, when properly executed, will be voted as directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the election of each of the director nominees listed under Proposal 1 and FOR Proposal 2. The tabulator cannot vote your shares unless you sign and return this proxy card.


                                                  ----------------
                                                  SEE REVERSE SIDE
                                                  ----------------


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